                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /
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      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                       F.Y.I. INCORPORATED
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
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           (2)  Aggregate number of securities to which transaction
                applies:
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           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
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           (4)  Date Filed:
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

                                      LOGO

                                          April 3, 2000

Dear Stockholder:

    You are cordially invited to attend our 2000 Annual Meeting of Stockholders, which will be held at the Melrose Hotel, 3015 Oak Lawn Avenue, Dallas, Texas 75219, on Thursday, May 11, 2000, commencing at 10:00 a.m. (local time). We look forward to greeting as many of our stockholders as are able to be with us.

    At the meeting, you will be asked to consider and vote upon: (1) the election of eight (8) Directors; (2) a proposal by the Board of Directors to approve the warrants described herein; and (3) such other business as may properly come before the meeting and any adjournment thereof.

    We hope you will find it convenient to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND, TO ASSURE YOUR REPRESENTATION AT THE MEETING AND THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, for which a return envelope is provided. No postage need be affixed to the Proxy if it is mailed in the United States.

    Our Annual Report to Stockholders for the fiscal year ended December 31, 1999 is being mailed to you together with the enclosed proxy materials.

                                          Sincerely,

                                          /s/ THOMAS C. WALKER

                                          Thomas C. Walker
                                          CHAIRMAN AND CHIEF DEVELOPMENT OFFICER

                                          /s/ ED H. BOWMAN, JR.

                                          Ed H. Bowman, Jr.
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

              3232 MCKINNEY AVENUE, SUITE 900, DALLAS, TEXAS 75204

                              F.Y.I. INCORPORATED
                        3232 MCKINNEY AVENUE, SUITE 900
                              DALLAS, TEXAS 75204

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 11, 2000

                            ------------------------

    NOTICE IS HEREBY GIVEN that our Annual Meeting of Stockholders will be held at the Melrose Hotel, 3015 Oak Lawn Avenue, Dallas, Texas 75219 on Thursday, May 11, 2000, at 10:00 a.m. (local time), for the following purposes:

    (1) To elect eight (8) Directors, each to serve for a term of one year and until his successor is duly elected and qualified;

    (2) To approve the warrants described herein; and

    (3) To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

    Our Annual Report to Stockholders for the fiscal year ended December 31, 1999, Proxy Statement and form of Proxy are being mailed together with this Notice.

    Only stockholders of record as of the close of business on March 17, 2000 are entitled to notice of, and to vote at, our Annual Meeting and any adjournment thereof. Such stockholders may vote in person or by proxy.

    You are cordially invited to be present at our Annual Meeting. It is important to you and to us that your shares be voted at our Annual Meeting.

                                          By Order of our Board of Directors

                                          /s/ MARGOT T. LEBENBERG

                                          Margot T. Lebenberg
                                          SENIOR VICE PRESIDENT,
                                          GENERAL COUNSEL AND SECRETARY

April 3, 2000

                               IMPORTANT NOTICE:

    WHETHER OR NOT YOU PLAN TO ATTEND OUR ANNUAL MEETING IN PERSON, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT CAREFULLY AND THEN TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE. AS SET FORTH IN THE PROXY STATEMENT, THE GIVING OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO ATTEND AND TO VOTE AT OUR ANNUAL MEETING.

                              F.Y.I. INCORPORATED
                                ----------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 11, 2000

                            ------------------------

    This Proxy Statement and the accompanying form of proxy ("Proxy") are being furnished to our stockholders in connection with the solicitation of Proxies by our Board of Directors for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Melrose Hotel, 3015 Oak Lawn Avenue, Dallas, Texas 75219, on Thursday, May 11, 2000, at 10:00 a.m. (local time), and at any adjournment thereof. Only stockholders of record as of the close of business on March 17, 2000 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting.

    This Proxy Statement and the accompanying Proxy materials, together with a copy of our Annual Report to our Stockholders for the fiscal year ended December 31, 1999 (the "Annual Report"), are being sent or given to our stockholders commencing on or about April 6, 2000.

    At the Annual Meeting, our stockholders will be asked to consider and vote upon: (1) the election of eight (8) Directors; (2) the approval of certain warrants described herein; and (3) such other business as may properly come before the Annual Meeting and any adjournment thereof.

    Our principal executive offices are located at 3232 McKinney Avenue, Suite 900, Dallas, Texas 75204, and our telephone number at that address is
(214) 953-7555.

    STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT PROMPTLY TO US IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

VOTING RIGHTS AND VOTES REQUIRED

    Holders of record of our common stock as of the close of business on the Record Date will be entitled to one vote for each share held on all matters to come before the Annual Meeting. As of the close of business on the Record Date, there were 15,103,435 shares of our common stock outstanding (including 36,670 shares of our common stock held by one of our wholly-owned subsidiaries). The presence, in person or by Proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum. Assuming a quorum, the nominees receiving a plurality of the votes cast at the Annual Meeting for the election of Directors will be elected as Directors. The proposal to approve the warrants requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by Proxy at the Annual Meeting and entitled to vote on such proposal.

    With regard to the election of Directors, votes may be cast in favor or withheld; votes that are withheld will be counted for purposes of determining the presence or absence of a quorum but will have no other effect. With regard to the proposal to approve the warrants, stockholders may cast their votes in favor or abstain. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote against such proposal. Broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum but will have no effect on the outcome of the election of Directors or the proposal to approve the warrants.

VOTING OF PROXIES

    If the accompanying Proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified in the Proxy. In the absence of instructions to the contrary, these shares will be voted in favor of the nominees for election to our Board of Directors listed in this Proxy Statement and named in the accompanying Proxy and the approval of the warrants. Our Board of Directors does not intend to bring any other matters before the Annual Meeting and is not aware of any matters that will come before the Annual Meeting other than as described herein. In the absence of instructions to the contrary, however, it is the intention of each of the persons named in the accompanying Proxy to vote all properly executed Proxies on behalf of the stockholders they represent in accordance with their discretion with respect to any such other matters properly coming before the Annual Meeting.

REVOCATION OF PROXIES

    Any stockholder may revoke such stockholder's Proxy at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation). A Proxy may be revoked by filing with Margot T. Lebenberg, our Senior Vice President, General Counsel and Secretary, at 3232 McKinney Avenue, Suite 900, Dallas, Texas 75204, a written notice of revocation or a subsequently dated, executed Proxy at any time prior to the time it has been voted at the Annual Meeting, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a Proxy).

SOLICITATION OF PROXIES

    The accompanying Proxy is solicited by our Board of Directors, and the cost of such solicitation will be borne by us. Proxies may be solicited by our Directors, officers and employees, none of whom will receive any additional compensation for his or her services. Solicitation of Proxies may be made personally or by mail, telephone, facsimile or messenger. We will pay persons holding shares of our common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the reasonable expense of forwarding soliciting materials to their principals. We have engaged American Stock Transfer and Trust Company as proxy solicitor for a fee of approximately $1,000 plus out-of-pocket costs and expenses.

                       PROPOSAL 1--ELECTION OF DIRECTORS

    Eight Directors are to be elected to hold office until the next annual meeting and until their respective successors are elected and qualified.

    The following information is furnished with respect to our eight nominees for election as Directors. Our Board of Directors has recommended the nominees named below. Unless otherwise instructed, it is the intention of the persons named in the accompanying Proxy to vote all shares of our common stock represented by properly executed Proxies for the nominees named below. Although such nominees have indicated that they will serve as our Directors, should any of them be unable to serve, the Proxies will be voted for the election of a substitute nominee designated by our Board of Directors or our Board of Directors will elect to reduce the number of Directors constituting our Board of Directors. There is no cumulative voting for Directors.

NOMINEES FOR DIRECTORS

    Thomas C. Walker, age 67, has been our Chairman of the Board since our inception in September 1994 and has been our Chief Development Officer since November 1995. From September 1994 until November 1995, Mr. Walker held the positions of President and Chief Executive Officer. From August 1991 to December 1994, Mr. Walker was Vice President, Corporate Development, of Laidlaw Waste Systems, Inc., a subsidiary of Laidlaw, Inc., a waste management company, where he was responsible for its acquisition and divestiture program in the United States and Mexico. Mr. Walker has been responsible for the acquisition or divestiture of several hundred businesses over a 30-year period. Mr. Walker holds a B.S. in Industrial Engineering from Lafayette College.

    Ed H. Bowman, Jr., age 53, has been our President and Chief Executive Officer and a Director since November 1995. From May 1993 to June 1995,
Mr. Bowman was Executive Vice President and Chief Operating Officer of the Health Systems Group of First Data Corporation, a financial services company. Mr. Bowman was responsible for the day-to-day operations of research and development, marketing and customer service. From 1983 to 1993, Mr. Bowman served in a number of executive positions with HBOC, a healthcare systems and services company, including VP--International, VP--Marketing, Senior VP-- Customer Services, Group Senior VP--Research and Development, and last serving as Executive Vice President and Chief Operating Officer with responsibility for domestic operations. Prior to joining HBOC, Mr. Bowman was with Andersen Consulting for 10 years, where he was elected a Partner. Mr. Bowman became a C.P.A. in 1973 and holds an M.S. from Georgia Institute of Technology and a B.B.A. from Georgia State University. Mr. Bowman is a board member of 711.Net, an internet company, and is an investor and former board member of several early-stage, high technology companies.

    David Lowenstein, age 38, has been one of our Directors since February 1995. Since January 2000, Mr. Lowenstein has also been a Consultant to us. From February 1995 to December 1999, Mr. Lowenstein was our Executive Vice President--Corporate Development and Acquisitions. From November 1997 through December 1999, Mr. Lowenstein was our Treasurer. From July 1996 through November 1997, Mr. Lowenstein held the additional position of our Chief Financial Officer. Prior to joining us, Mr. Lowenstein served, since February 1994, as Vice President, Business Development of Laidlaw Waste Systems, Inc., with overall responsibility for Laidlaw Waste System's acquisition and divestiture program in North America. Mr. Lowenstein has been responsible for the acquisition or divestiture of over 75 businesses in North America and Europe. Mr. Lowenstein holds a B.A. in Economics from Sir Wilfred Laurier University and an M.S. in Public and Business Administration from Carnegie Mellon University. Mr. Lowenstein is a citizen of the Dominion of Canada.

    Joe A. Rose, age 49, has been our Chief Operating Officer since January 2000 and a Director since March 2000. From August 1999 through December 1999,
Mr. Rose was an Executive Vice President. From June 1997 through August 1999, Mr. Rose was a Senior Vice President. From May 1995 through January 1997,
Mr. Rose was President and CEO of FormMaker Software, Inc., a document technology company which merged with Image Sciences Corp. to form Docucorp International. From May 1993 through May 1995, Mr. Rose was Corporate Vice President of John H. Harland Company, a financial services company, and President and CEO of its subsidiary, Formation Technology, Inc. From July 1988 through May 1993, Mr. Rose served as Executive Vice President of National Data Corporation, where he was responsible for the credit card and cash management divisions. Mr. Rose began his information services career at EDS in sales.
Mr. Rose holds a B.A. from Texas Tech University.

    Jonathan B. Shaw, age 44, has been one of our Directors since January 1996. From January 1996 through January 1999, Mr. Shaw was President and Chief Executive Officer and Chairman of the Board of one of our subsidiaries, Imagent. Since January 1999, Mr. Shaw has been a business segment leader and an officer of several subsidiaries. Prior to January 1996 and since 1990, Mr. Shaw was President, Chief Executive Officer and Chairman of the Board of the predecessor to Imagent. Mr. Shaw has been active with Imagent for 16 years. Mr. Shaw attended the University of Vermont and George Washington University.

    Michael J. Bradley, age 55, has been one of our Directors since January 1996. Since January 1991 and through January 1996, Mr. Bradley has served as a principal and as a member of the Board of Directors of the predecessor of one of our subsidiaries, Recordex. Currently, Mr. Bradley is the Senior Associate Dean of MCP Hahnemann University School of Medicine and is Vice-Chairman and a director of Republic Bancorp Inc., a bank holding company. From May 1994 through 1997, Mr. Bradley was Executive Vice President of Mercy Health Corporation of Southeast Pennsylvania. Prior to joining Mercy Health Corporation, Mr. Bradley served as President and Chief Executive Officer of several healthcare organizations, including Thomas Jefferson University Hospital and North Philadelphia Health System, both of which are located in Philadelphia, and the Columbia Presbyterian Medical Center in New York City. Mr. Bradley is a certified public accountant and holds a B.S. in Business Administration from Drexel University.

    Donald F. Moorehead, Jr., age 49, has been one of our Directors since January 1995. Since January 1998, Mr. Moorehead has been Vice Chairman of the Board and assumed his current position of Chairman of the Board and Chief Executive Officer of EarthCare Company, a liquid waste company, on July 1, 1998. Mr. Moorehead is the founder of U.S.A. Waste Services, Inc. From October 1990 through May 1994, he served as its Chairman of the Board and Chief Executive Officer. Mr. Moorehead was Chairman of the Board and Chief Executive Officer of Mid-American Waste Systems, Inc., a waste management company, from its inception in December 1985 until August 1990 and continued as a director until February 1991. Mr. Moorehead is a director of United Road Services, Inc., a publicly-held company. From 1977 until 1984,

Mr. Moorehead served in various management positions with Waste
Management, Inc. Mr. Moorehead holds a B.S. in Engineering Mathematics from the University of Tulsa.

    Hon. Edward M. Rowell, age 68, has been one of our Directors since January 1996. From April 1990 to August 1994, Mr. Rowell served as the United States Ambassador to Luxembourg. Mr. Rowell also served from January 1988 to April 1990 as the United States Ambassador to Portugal and from August 1985 to January 1988 as the United States Ambassador to Bolivia. Mr. Rowell is currently President of the Association for Diplomatic Studies and Training, an organization that promotes the quality preparation of persons who represent the United States abroad. He is also a Senior Associate of Global Business
Access, Ltd., a private trade development firm in Washington, D.C., and an independent lecturer on the European Monetary Union. Mr. Rowell holds a B.A. in International Relations from Yale University and was a Sloan Executive Fellow at the Stanford University Graduate School of Business.

VOTE REQUIRED FOR APPROVAL

    The eight (8) nominees receiving a plurality of the votes cast at the Annual Meeting for the election of Directors will be elected as Directors.

   OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS NOMINEES TO OUR BOARD OF
                                   DIRECTORS

COMPENSATION OF DIRECTORS

    Directors who are our employees do not receive additional compensation for serving as Directors. Each Director who is not our employee receives a fee of $1,500 for attendance at each Board of Directors' meeting and $1,000 for attendance at committee meetings (unless held on the same day as a Board of Directors' meeting) and an initial grant of non-qualified options to purchase 10,000 shares of our common stock under our 1995 Stock Option Plan, as amended (the "Stock Option Plan"). Non-employee Directors also receive annual grants of non-qualified options to purchase 5,000 shares of our common stock. All of our Directors are reimbursed for out-of-pocket expenses incurred in their capacity as Directors.

BOARD AND COMMITTEE MEETINGS

    Our Board of Directors met four times during 1999. All of the Directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees on which they served during 1999.

    Our Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. The members of the Executive Committee are Mr. Walker, Mr. Bowman and Mr. Lowenstein.

    The members of our Audit Committee presently are Mr. Bradley, Mr. Moorehead and Mr. Rowell. Our Audit Committee is generally responsible for recommending the appointment of our independent auditors and overseeing our accounting and internal audit functions, including reviewing, with our independent auditors:
(i) the general scope of their audit services and the annual results of their audit; (ii) the reports and recommendations made to our Audit Committee by the independent auditors; and (iii) our internal control structure. Our Audit Committee held four meetings during 1999.

    The members of our Compensation Committee presently are Mr. Bradley, Mr. Moorehead and Mr. Rowell. Our Compensation Committee is responsible for reviewing and making recommendations to our Board of Directors concerning remuneration of our executive officers. Our Compensation Committee also determines warrants and stock options to be granted to our executive officers pursuant to our Stock Option Plan. Our Compensation Committee held four meetings during 1999.

    The members of our Nominating Committee presently are Mr. Walker, Mr. Shaw and Mr. Rowell. Our Nominating Committee is responsible for making recommendations to our Board of Directors concerning nominees for election to our Board of Directors. Our Nominating Committee held one meeting during 1999.

EXECUTIVE OFFICERS

    Our executive officers are appointed annually by our Board of Directors and serve at the discretion of our Board. Our executive officers (other than Messrs. Barker, Byerley and Zazworsky and Ms. Lebenberg), their respective ages and positions and certain other information with respect to each of them are set forth herein under the section entitled "Election of Directors."

    Timothy J. Barker, age 37, has been an Executive Vice President and Chief Financial Officer since January 2000 and our Senior Vice President and Chief Financial Officer since November 1997. From November 1995 to November 1997,
Mr. Barker was our Chief Accounting Officer and Controller. Prior to joining us as a full-time consultant in June 1995, Mr. Barker was a manager with Arthur Andersen LLP, where he served in various capacities over a nine-year period. Mr. Barker served as Vice President of Financial Planning and Analysis for Sunbelt National Mortgage Corporation from June 1993 to October 1994.
Mr. Barker holds a B.A. in Accounting from Texas Tech University and has been a C.P.A. since 1985.

    David M. Byerley, age 38, has been our Senior Vice President--Corporate Development since November 1998. From August 1996 until October 1998,
Mr. Byerley was Executive Vice President of IKON's Business Information Services Division. From February 1995 until August 1996, Mr. Byerley was Senior Vice President of Product Development and Marketing with Dataplex Corporation, a wholly-owned subsidiary of Affiliated Computer Services. From August 1994 until February 1995, Mr. Byerley was employed by Eastman Kodak. Mr. Byerley holds a B.S. degree from Dickinson College, an M.S. degree from Temple University, and a J.D. from Temple University Law School.

    Margot T. Lebenberg, age 32, has been our Senior Vice President, General Counsel and Secretary since October 1998. From May 1996 until October 1998,
Ms. Lebenberg held the positions of Vice President, General Counsel and Secretary. From 1992 until joining us, Ms. Lebenberg was an associate with Morgan, Lewis & Bockius LLP in New York, where she practiced law in the business and finance group primarily in the areas of securities and mergers and acquisitions. Ms. Lebenberg holds a B.A. in Economics and History from the State University of New York at Binghamton and a J.D. from Fordham University School of Law.

    Ronald Zazworsky, age 55, has been our Senior Vice President--HealthSERVE since October 1997. From February 1994 until July 1997, Mr. Zazworsky was Senior Vice President at Medaphis Corporation. From April 1992 to February 1994,
Mr. Zazworsky was President and CEO at Habersham Banking Solutions, Inc. Prior to 1992, Mr. Zazworsky was employed at HBOC as Regional Vice President for eight years. Previously, Mr. Zazworsky held various sales, marketing and management positions at IBM. Mr. Zazworsky holds a B.A. from Gettysburg College and an M.B.A. from Emory University.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee, subject to the employment agreements described below, reviews and recommends to our Board of Directors for its approval the salaries and bonuses of our officers, including our seven executive officers--Thomas C. Walker, Chairman of the Board and Chief Development Officer; Ed H. Bowman, Jr., President and Chief Executive Officer; Joe A. Rose, Executive Vice President and Chief Operating Officer; Timothy J. Barker, Executive Vice President and Chief Financial Officer; David M. Byerley, Senior Vice President--Corporate Development; Margot T. Lebenberg, Senior Vice President, General Counsel and Secretary; and Ronald Zazworsky, Senior Vice President--HealthSERVE. In addition, the Compensation Committee grants stock options under our Stock Option Plan and/or warrants to selected Directors, executive officers and other key employees.

COMPENSATION PHILOSOPHY

    Our executive compensation program is designed to integrate compensation with the achievement of our short and long-term business objectives and to assist us in attracting, motivating and retaining the highest quality executives.

    Executive compensation is comprised of three components: (i) a base salary, which attracts talented employees and contributes to motivating and rewarding individual performance; (ii) an incentive bonus of cash, stock, options and/or warrants, which integrates financial reward to the achievement of our short-term performance objectives; and (iii) a stock option program, which is intended to promote the achievement of long-term performance goals and to align the long-term interests of our executive officers with those of our stockholders.

    The base salary and incentive bonus payable to each of our executive officers are presently governed by employment agreements entered into by us with each of these executive officers. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements." The Compensation Committee conducts ongoing reviews of these employment agreements to ensure that they are consistent with the Compensation Committee's then current philosophy.

    The Compensation Committee generally intends that compensation paid to our Chief Executive Officer and the other executive officers named in the Summary Compensation Table not be subject to the limitation on tax deductibility under
Section 162(m) of the Internal Revenue Code, as amended (the "Code"), so long as this can be achieved in a manner consistent with the Committee's other objectives. Section 162(m) generally eliminates a corporation's tax deduction in a given year for payments to certain named executive officers in excess of $1 million, unless the payments result from "qualified performance-based compensation." The Compensation Committee has been advised that compensation paid in 1999 should not be subject to the limitation on deductibility under Code
Section 162(m).

BASE SALARY COMPENSATION

    The Compensation Committee continues to believe that the retention of executives who have developed the skills and expertise required to lead our organization is vital to our competitive strength. The Compensation Committee further believes that attracting other key employees who can supplement the efforts of our existing executives is absolutely critical. To this end, it is the Compensation Committee's policy to continue to establish base pay at competitive levels.

INCENTIVE BONUS COMPENSATION

    The Compensation Committee believes that compensation should vary with corporate performance and that a significant portion of compensation should continue to be linked to the achievement of business goals. Under our employment agreements with our executive officers, the incentive bonus award component of their compensation is based on the achievement of certain levels of operating profitability, and awards are payable only if current year's operating profits meet certain projected results. This incentive bonus award component is subject to annual review by the Compensation Committee.

    Pursuant to the 2000 incentive bonus plan (the "2000 Incentive Bonus Plan"), our executive officers were granted warrants to purchase shares of our common stock. These warrants are subject to stockholder approval and will vest upon our achieving certain earnings targets for 2000, substantially in lieu of cash bonuses.

GRANTS OF STOCK OPTIONS AND WARRANTS

    It is the policy of the Compensation Committee to award stock options and warrants to our executive officers and other key employees to align their interests with those of our long-term investors and to help attract and retain these persons. The options or warrants, therefore, provide value to the recipients only if and when the market price of our common stock increases above the option or warrant grant price. To that end, there is ongoing review by the Committee of the market price of our common stock and the grant price of options or warrants. It is the Committee's goal to preserve this incentive as an effective tool in motivating and retaining executives.

    Options and warrants to purchase approximately 484,000 shares of our common stock were granted during 1999 to certain employees who were hired during 1999 and to the executive officers, other current management level employees and select key employees and consultants. The Compensation Committee believes that granting these options and warrants, including in particular with respect to the executive officers, not only provides a meaningful long-term incentive to those individuals who have been identified as key to our future success, helps retain the services of these persons and further links compensation to our overall performance.

COMPENSATION OF OUR CHIEF EXECUTIVE OFFICER

    The Compensation Committee considers several factors in establishing our Chief Executive Officer's compensation package, including market pay practices, performance level, contributions toward achievement of strategic goals and our overall financial and operating success. Compensation paid during 1999 to Mr. Bowman was composed of the base salary set forth in Mr. Bowman's amended employment agreement plus warrants and options granted pursuant to his employment agreement. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

    Mr. Bowman's employment agreement, as amended, provides for options to purchase 80,000 shares of our common stock issued in November 1995, which are fully vested and warrants to purchase 100,000 shares of our common stock issued in November 1995 which are fully vested. The following options and warrants have been issued: (i) warrants to purchase 50,000 shares of our common stock were issued in May 1996 which are fully vested; (ii) options to purchase 50,000 shares of our common stock were issued in September 1997 which are fully vested; and (iii) options to purchase 50,000 shares of our common stock were issued in March 1998 which are fully vested as of March 2000. In addition to the above, in April 1997, Mr. Bowman was issued options to purchase 25,000 shares of our common stock, which are fully vested. In December 1997, Mr. Bowman was issued options to purchase 35,000 shares of our common stock, in lieu of a cash bonus, which were fully vested on March 31, 1998; options to purchase 25,000 shares of our common stock, which vest annually in 20% increments beginning in June 1998; and options to purchase 60,000 shares of our common stock, in lieu of a cash bonus, which were fully vested upon achievement by us of certain earnings targets for 1998. In September 1998, Mr. Bowman was issued options to purchase 40,000 shares of our common stock which vested in 33% increments beginning in September 1998; and options to purchase 62,500 shares of our common stock, in lieu of a cash bonus, which were fully vested upon our achieving certain earning targets for 1999. In May 1999, Mr. Bowman was issued warrants to purchase 65,000 shares of our common stock in lieu of a cash bonus which will vest upon our achieving certain earnings targets for 2000. Also in May 1999, Mr. Bowman was issued options to purchase 50,000 shares of our common stock which vest annually in 33% increments beginning in May 1999.

    If any of these benfits, either alone or together with any other payments or benefits covered to senior executive employees, including named executive officers, would constitute an "excess parachute payment" subject to the excise tax under certain provisions of the Internal Revenue Code, the senior executive employment agreements provide that an additional payment would be made to each effected covered employee so that such excise tax is reimbursed on a net after-tax basis.

                                          THE COMPENSATION COMMITTEE

                                          Michael J. Bradley
                                          Donald F. Moorehead, Jr.
                                          Hon. Edward M. Rowell

                           SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning the annual and long-term compensation earned during the last three fiscal years by our Chief Executive Officer and each of our other four most highly compensated executive officers (collectively, the "named executive officers").

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                                                      ------------------------
                                                                                         AWARDS       PAYOUTS
                                                                                      -------------   --------
                                                                                       SECURITIES
                                                      ANNUAL COMPENSATION              UNDERLYING
                                             --------------------------------------   OPTIONS/SARS/     LTIP
NAME AND                                      SALARY     BONUS       OTHER ANNUAL       WARRANTS      PAYOUTS       ALL OTHER
PRINCIPAL POSITION                  YEAR       ($)       ($)(6)    COMPENSATION ($)      (#)(3)          $       COMPENSATION ($)
------------------                --------   --------   --------   ----------------   -------------   --------   ----------------
Ed H. Bowman, Jr................    1997     250,000    107,417         60,538(1)        195,000          --               --
  President and Chief               1998     300,000         --             --           152,500          --               --
  Executive Officer                 1999     374,998         --             --           115,000          --               --

Thomas C. Walker................    1997     150,000         --             --            67,500          --               --
  Chairman of the Board and         1998     225,000         --             --            42,083          --               --
  Chief Development Officer         1999     264,992         --             --            44,000          --               --

Joe A. Rose(4)..................    1997      80,471     54,000         21,114(2)         81,500          --               --
  Executive Vice President          1998     165,000     15,000             --            32,750          --               --
  and Chief Operating Officer       1999     259,032         --             --            53,300          --               --

Timothy J. Barker...............    1997     112,500     57,500             --            62,000          --               --
  Executive Vice President          1998     150,000         --             --            38,000          --               --
  and Chief Financial Officer       1999     199,423         --             --            37,800          --               --

Ronald Zazworsky(5).............    1997      26,000         --             --            65,000          --               --
  Senior Vice President--           1998     156,667     20,000             --            27,833          --               --
  HealthSERVE                       1999     190,000         --             --            27,100          --               --

------------------------------

(1) Includes $48,605 of reimbursement of additional federal income taxes incurred by Mr. Bowman due to his receipt of certain payments in respect to his relocation in 1996, $6,000 in automobile related expenses and $5,933 in insurance premiums paid by us on behalf of Mr. Bowman.

(2) Includes $17,810 in moving related expenses and $3,304 in automobile and insurance related expenses.

(3) Represents options and warrants granted to purchase the stated number of shares of our common stock.

(4) Mr. Rose commenced employment with us in July 1997.

(5) Mr. Zazworsky commenced employment with us in October 1997.

(6) In addition, in 1997, 1998 and 1999 options and warrants were issued in lieu of cash bonuses.

              STOCK OPTION AND WARRANT GRANTS IN LAST FISCAL YEAR

    The following table contains information concerning the grants of stock options and warrants to the named executive officers during fiscal 1999.

                                               INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE
                          ------------------------------------------------------------      VALUE AT ASSUMED
                             NUMBER OF       PERCENT OF TOTAL                             ANNUAL RATES OF STOCK
                             SECURITIES      OPTIONS/WARRANTS                            PRICE APPRECIATION FOR
                             UNDERLYING         GRANTED TO      EXERCISE OR              OPTION/WARRANT TERM(3)
                          OPTIONS/WARRANTS     EMPLOYEES IN     BASE PRICE               -----------------------
NAME                        GRANTED (#)          1999 (%)         ($/SH)        DATE       5% ($)       10%($)
----                      ----------------   ----------------   -----------   --------   ----------   ----------
Ed H. Bowman, Jr........       50,000(1)           10.3            26.75      05/19/09     841,147    2,131,631
  President and Chief          65,000(2)           13.4            26.75      05/19/09   1,093,491    2,771,120
  Executive Officer

Thomas C. Walker........       22,000(1)            4.5            26.75      05/19/09     370,104      937,917
  Chairman of the Board        22,000(2)            4.5            26.75      05/19/09     370,104      937,917
  and Chief Development
  Officer

Joe A. Rose.............       14,000(1)            2.9            26.75      05/19/09     235,521      596,857
  Executive Vice               19,300(2)            4.0            26.75      05/19/09     324,683      822,809
  President
  and Chief Operating          20,000(2)            4.1            26.75      05/19/09     336,459      852,652
  Officer

Timothy J. Barker.......       11,700(1)            2.4            26.75      05/19/09     196,828      498,802
  Executive Vice               16,100(2)            3.3            26.75      05/19/09     270,849      686,385
  President
  and Chief Financial          10,000(2)            2.1            26.75      05/19/09     168,229      426,326
  Officer

Ronald Zazworsky........       11,400(1)            2.4            26.75      05/19/09     191,781      486,012
  Senior Vice                  15,700(2)            3.2            26.75      05/19/09     264,120      669,332
  President--
  HealthSERVE

------------------------

(1) These non-qualified stock options were granted under our 1995 Stock Option Plan and entitle the holder to purchase shares of our common stock at an exercise price equal to the fair market value per share of our common stock as of the date the option was granted. These options are exercisable as to 33% of the underlying shares upon the grant date and as to 33% on each of the two subsequent grant anniversary dates.

(2) These warrants were granted to selected executives as described below in Proposal No. 2 and entitle the holder to purchase shares of our common stock at an exercise price equal to the fair market value per share of our common stock as of the date the warrant was granted.

(3) The potential realizable values are the results of calculations at assumed annual rates of stock price appreciation of five percent and ten percent. These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of our stock price. No gain to optionees is possible without an increase in stock prices, which will benefit all stockholders. Options and warrants become immediately exercisable in the event of a change-in-control as defined in the Stock Option Plan and the warrant agreements.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

    The following table provides information, with respect to the named executive officers, concerning options and warrants exercised during fiscal 1999 and the options and warrants held as of December 31, 1999.

                                                                 NUMBER OF SECURITIES                  VALUE OF
                                                                UNDERLYING UNEXERCISED         UNEXERCISED IN-THE-MONEY
                                                                OPTIONS AND WARRANTS AT        OPTIONS AND WARRANTS AT
                                                                  FISCAL YEAR END (#)           FISCAL YEAR END(1) ($)
                             SHARES ACQUIRED      VALUE       ---------------------------   ------------------------------
NAME                         ON EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE      UNEXERCISABLE
----                         ---------------   ------------   -----------   -------------   -----------      -------------
Ed H. Bowman, Jr. .........          --                --       483,333        209,167       7,347,083(2)      1,631,667(2)
  President and Chief
  Executive Officer

Thomas C. Walker ..........          --                --        67,167         71,416         762,792           641,205
  Chairman of the Board and
  Chief Development Officer

Joe A. Rose ...............      36,300           397,267        30,700         98,050         336,888           920,087
  Executive Vice President
  and Chief Operating
  Officer

Timothy J. Barker .........      35,000           680,125        47,900         64,733         596,025           606,521
  Executive Vice President
  and Chief
  Financial Officer

Ronald Zazworsky ..........          --                --        56,800         63,133         602,800           582,171
  Senior Vice President--
  HealthSERVE

------------------------------

(1) The value of an unexercised option or warrant at December 31, 1999 is determined by subtracting the exercise price of the option or warrant from the last sale price of a share of our common stock on December 31, 1999 ($34.00), as reported by The Nasdaq Stock Market.

(2) Excludes the value of 25,000 exercisable options and 25,000 unexercisable options which were not in-the-money at December 31, 1999.

PERFORMANCE GRAPH

    The graph below compares, on a dividend reinvestment basis, our cumulative total return with a selected peer group of document and information management services companies and the S&P 500 Composite Stock Price Index for the period from January 23, 1996 (the effective date of our initial public offering) through December 31, 1999, assuming $100 was invested on January 23, 1996 in each case. The selected peer group of document management services companies consists of Lason, Inc., Vestcom, Inc., IKON Office Solutions, Inc. and ImageMax, Inc. These companies were selected based on SIC code or are considered by management to be our competitors. The returns of each peer group company have been weighted according to its stock market capitalization for purposes of arriving at a peer group average. The performance of our common stock reflected below is not necessarily indicative of future performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DOLLARS  F.Y.I. INCORPORATED  S&P 500  PEER GROUP
1995            100.0          100.0     100.0
1996            160.6          123.0     117.5
1997            176.9          164.0      86.7
1998                   246.2    210.7       142.2
1999                   261.5    255.1        34.0

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    In 1999, our Compensation Committee consisted of Mr. Bradley, Mr. Moorehead and Mr. Rowell. All of the members of the Compensation Committee are non-employee Directors and are not former officers. During 1999, no executive officer served as a member of the board of directors or on the compensation committee of a corporation where any of its executive officers served on our Compensation Committee or on our Board of Directors.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
  ARRANGEMENTS

    Messrs. Walker, Bowman, Rose, Barker, Zazworsky and Byerley and
Ms. Lebenberg entered into amended and restated employment agreements with us in January 2000. Each of Messrs. Walker's and Byerley's and Ms. Lebenberg's employment agreements is for a term of two years. Mr. Bowman's employment agreement is for a term of five years. Each of Messrs. Rose's, Barker's and Zazworsky's employment agreements is for a term of three years. Mr. Bowman's agreement has an automatic five-year renewal unless terminated by us or him according to the terms of the agreement. Ms. Lebenberg's agreement has automatic one-year renewals unless terminated by us or her according to the terms of the agreement. Mr. Rose's agreement has automatic three-year annual renewals unless terminated by us or him in accordance with the terms of the agreement. Each of Messrs. Barker's and Zazworsky's agreements has automatic two-year annual renewals unless terminated by us or them in accordance with the terms of their agreement. Pursuant to the employment agreements, each employee named above receives an annual base salary and is eligible for additional year-end bonus compensation.

    Each of the employment agreements provides that, in the event of a termination of employment by us without cause or by the employee for good reason, the employee will be entitled to receive from us a lump-sum payment equal to the employee's then current salary for the greater of two years or the remainder under the employment agreement in the case of Messrs. Bowman and Rose and Ms. Lebenberg; two years' salary in the case of Messrs. Barker and Walker; and the employee's then current salary for the greater of the period remaining under the agreement or six months, in the case of Mr. Byerley. In the case of Mr. Zazworsky's employment agreement, in the event of a termination of employment by us without cause, Mr. Zazworksy will be entitled to receive a lump-sum payment equal to his then current salary for the time remaining under the agreement; and in the event of termination by Mr. Zazworsky for good reason, he will be entitled to a lump-sum payment of his current salary for the greater of the period remaining under his employment agreement or six months.

    In the event of a change in control, if the employee has not received notice 15 days prior to the event resulting in such change of control that such employee's employment will be continued by our successor, the amount of the lump-sum payment to be made to the employee shall be 10 times annual salary in the case of Mr. Bowman; six times annual salary in the case of Mr. Walker and Ms. Lebenberg; four times annual salary in the case of Mr. Rose; two and one-half times annual salary in the case of Messrs. Barker and Zazworksy; and two year's annual salary in the cases of Mr. Byerley. In addition, in the event of a change in control with notice that the employee's agreement will be assumed by our successor, the amount of the lump-sum payment to be made to the employee upon resignation shall be six times annual salary in the case of Mr. Walker; 10 times annual salary in the case of Mr. Bowman; four times annual salary in the case of Mr. Rose; three times annual salary in the case of Ms. Lebenberg; two times annual salary in the case of Mr. Byerley; and two and one half times annual salary in the case of Messrs. Barker and Zazworsky. Ms. Lebenberg and Mr. Walker shall each have one year to determine whether or not to resign and receive their lump-sum payment. Messrs. Bowman, Rose, Barker and Zazworsky shall each have two years to determine whether or not to resign and receive their lump-sum payment.

    Each of Messrs. Bowman's, Walker's and Barker's and Ms. Lebenberg's employment agreements contains a covenant not to compete with us for a period of two years following termination of employment, provided that: (i) in the event of a termination of employment by us without cause, the term of the covenant not to compete contained in the employment agreement will be shortened to one year; and (ii) in the event of termination of employment by the employee for good reason or in the event we experience a change in control wherein the employee does not receive notice 15 days prior to the event resulting in such change of control of the continuation of the employee's employment, the covenant-not-to-compete with us shall not apply. Each of Messrs. Rose's and Zazworsky's employment agreements contains a covenant not to compete with us for a period of three years following termination of employment. In the case of both Mr. Rose and Mr. Zazworsky, in the event of a change in control wherein the employee does not receive notice 15 days prior to the event resulting in the change of control of the continuation of such employee's employment, the covenant-not-to-compete with us will not apply.
Mr. Byerley's employment agreement contains a covenant not to compete with us for a period of two years (one year if employment is terminated by us without cause) following termination of employment, provided that in the event of a change in control of us wherein the employee does not receive notice 15 days prior to the event resulting in the change of control of the continuation of the employee's employment, the covenant-not-to-compete with us will not apply. If applicable law reduces the time period during which any employee is prohibited from competing with us, the covenant not to compete with us shall be reduced to the maximum period permitted by law.

CONSULTING AGREEMENT

    Mr. Lowenstein entered into a consulting agreement with us in January 2000. Mr. Lowenstein's consulting agreement is for a term of two years and will automatically renew on a yearly basis thereafter unless terminated by him or us in accordance with the terms of the agreement.

    We may terminate this agreement effective as of December 31, 2000 by providing written notice of termination to Mr. Lowenstein on or before October 1, 2000. Upon termination of this agreement, we will pay to Mr. Lowenstein all aggregate monies due and owing to him with respect to acquisitions closed on or before the date of termination.

    In the event of a change in control, if Mr. Lowenstein has not received notice 15 days prior to the event resulting in such change of control that the terms of this agreement will not be continued by our successor, Mr. Lowenstein will receive a lump-sum termination payment in the amount of $1.5 million. In addition, in the event of a change in control of the Company with notice that this agreement will be assumed by our successor, the amount of the lump-sum payment to be made to Mr. Lowenstein, upon termination of his consulting agreement, will be $1.5 million. Mr. Lowenstein shall have one year to determine whether or not to terminate his consulting agreement and receive the lump-sum payment.

    Additionally, Mr. Lowenstein's consulting agreement contains a covenant-not-to-compete with us during the term of the consulting agreement and for a period of two years immediately following the termination of the agreement.

                 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information, as of March 17, 2000 regarding the beneficial ownership of our common stock by (i) each person known to beneficially own more than 5% of our common stock; (ii) each Director and each named executive officer; and (iii) all Directors and named executive officers as a group. Unless otherwise indicated, the address of each person listed below is c/o F.Y.I. Incorporated, 3232 McKinney Avenue, Suite 900, Dallas, Texas 75204. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated. At March 17, 2000, there were 15,103,435 shares of our common stock outstanding (including 36,670 shares held by one of our wholly-owned subsidiaries).

                                                                             PERCENT OF
                                                                             OUTSTANDING
                                                                               COMMON
                                                                               COMMON
NAME OF BENEFICIAL OWNER                                      SHARES OWNED      STOCK
------------------------                                      ------------   -----------
GREATER THAN 5% STOCKHOLDERS

T. Rowe Price Associates, Inc.**............................     895,200         5.9%
100 East Pratt Street
Baltimore, MD 21202

Goldman Sachs...............................................     752,543         5.0%
1 New York Plaza
New York, NY 10004

Ed H. Bowman, Jr.(1)........................................     580,834         3.8%
Thomas C. Walker(2).........................................     269,251         1.8%
Gregory R. Melanson(3)......................................     242,093         1.6%
David Lowenstein(4).........................................     224,667         1.5%
Jonathan B. Shaw(5).........................................      98,532           *
Ronald Zazworsky(6).........................................      72,633           *
Timothy J. Barker(7)........................................      64,733           *
Michael J. Bradley(3).......................................      54,133           *
Margot T. Lebenberg(8)......................................      50,684           *
Joe A. Rose(9)..............................................      49,451           *
G. Michael Bellenghi........................................      45,800           *
David M. Byerley(10)........................................      23,750           *
Donald F. Moorehead, Jr.(3).................................      23,333           *
Hon. Edward M. Rowell(3)....................................      23,333           *

All Directors and named executive officers as a group
  (14 persons)(11)..........................................   1,823,227        12.1%

------------------------

   * Represents less than 1%.

  ** These securities are owned by various individuals and institutional investors, which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities and Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

 (1) Does not include 121,667 shares which may be acquired upon the exercise of options and warrants not exercisable within 60 days.

 (2) Does not include 49,333 shares which may be acquired upon the exercise of options and warrants not exercisable within 60 days.

 (3) Does not include 1,667 shares which may be acquired upon the exercise of options and warrants not exercisable within 60 days.

 (4) Does not include 25,333 shares which may be acquired upon the exercise of options and warrants not exercisable within 60 days.

 (5) Does not include 6,666 shares which may be acquired upon the exercise of options and warrants not exercisable within 60 days.

 (6) Does not include 47,300 shares which may be acquired upon the exercise of options and warrants not exercisable within 60 days.

 (7) Does not include 48,900 shares which may be acquired upon the exercise of options and warrants not exercisable within 60 days.

 (8) Does not include 22,666 shares which may be acquired upon the exercise of options and warrants not exercisable within 60 days.

 (9) Does not include 79,300 shares which may be acquired upon the exercise of options and warrants not exercisable within 60 days.

 (10) Does not include 35,000 shares which may be acquired upon the exercise of options and warrants not exercisable within 60 days.

 (11) Does not include 442,833 shares which may be acquired upon the exercise of options and warrants not exercisable within 60 days.

                                 PROPOSAL NO. 2

                 TO RATIFY AND APPROVE THE ISSUANCE OF WARRANTS
                      TO CERTAIN OF OUR EXECUTIVE OFFICERS

BACKGROUND

    During 1999, we issued warrants to Messrs. Walker, Bowman, Rose, Barker, Patton and Zazworsky and to Ms. Lebenberg to purchase an aggregate of 186,300 shares of our common stock at an exercise price of $26.75 per share, which was the fair market value of our common stock as of the effective date of issuance. During 2000, we issued warrants to Messrs. Rose, Barker, Zazworsky, Byerley and Shaw and Ms. Lebenberg to purchase an aggregate of 174,160 shares of our common stock at an exercise price of $26.375 per share, which was the fair market value of our common stock as of the effective date of issuance. The reasons for our issuance of the warrants are described below under the caption "REASONS FOR OUR BOARD'S RECOMMENDATION AND FOR THIS PROPOSAL NO. 2."

    The persons to whom the warrants were issued and the number of shares issuable to each of such persons upon exercise of the warrants are as follows:

                                                              NUMBER OF SHARES
                                                           ISSUABLE UPON EXERCISE
NAME                                                          OF THE WARRANTS
----                                                       ----------------------
Thomas C. Walker.........................................          22,000
Ed H. Bowman, Jr.........................................          65,000
Joe A. Rose..............................................         139,300
Timothy J. Barker........................................          46,100
Margot T. Lebenberg......................................          23,200
Gary Patton..............................................           5,000
Ronald Zazworsky.........................................          35,700
David M. Byerley.........................................          11,785
Jonathan B. Shaw.........................................          12,375

    The warrants issued in 1999 may be exercised as to 100% of the underlying shares at any time following the date of receipt by the Compensation Committee of our Board of Directors of our audited financial statements showing our actual earnings per share for the year ended December 31, 2000 ("fiscal 2000"), provided that such earnings are not less than $1.93 per share. We are required to use our best efforts to deliver to the Compensation Committee the audited financial statements showing our actual fiscal 2000 fiscal earnings by March 5, 2001. If our actual 2000 fiscal earnings are less than $1.93 per share, then the warrants will be exercisable as to 100% of the underlying shares at any time following the date of receipt by the Compensation Committee of our Board of Directors of our audited financing statements showing our actual earnings per share for the year ended December 31, 2001 ("fiscal 2001"), provided that such earnings are not less than $2.39 per share. We are required to use our best efforts to deliver to the Compensation Committee the audited financial statements showing our actual fiscal 2001 earnings by March 5, 2002. However, in any case, the warrants will vest as to 100% of the underlying shares on March 5, 2008. The warrants expire at 5:00 P.M., New York City time, on May 19, 2009. In addition, in the event of a Change in Control (as defined in the warrants) of our Company, the right to exercise 100% of the underlying shares will immediately vest.

    The warrants issued to Mr. Rose, Mr. Barker, Ms. Lebenberg and
Mr. Zazworsky in 2000 may be exercised to purchase (i) 33 1/3% of the underlying shares commencing March 16, 2001; (ii) 33 1/3% of the underlying shares commencing March 16, 2002; and (iii) 33 1/3% of the underlying shares commencing March 16, 2003. These warrants expire at 5:00 p.m., New York City time, on
March 16, 2010. In the event of a Change of Control (as defined in the warrants), the right to exercise 100% of the underlying shares will immediately vest.

    The warrant issued to Mr. Shaw in 2000 may be exercised as to 100% of the underlying shares upon achieving certain earning targets for 2000 (as defined in the warrants). We are required to complete our calculation of these earnings for 2000 on or before May 15, 2001. If the performance threshold is met, this warrant shall be fully exercisable to and including 5:00 p.m., New York City time, on March 16, 2010. In the event of a Termination Without Cause or For Good Reason Following a Change of Control (as defined in the warrant), the right to exercise 100% of the underlying shares will immediately vest.

    The warrant issued to Mr. Byerley in 2000 may be exercised as to 100% of the underlying shares upon achieving certain acquisition targets for 2000. If this performance threshold is met, the warrant shall be fully exercisable to and including 5:00 p.m., New York City, time on March 16, 2010. In the event of a Termination Without Cause Following a Change of Control (or for Good Reason) (as defined in the warrant), the right to exercise 100% of the underlying shares will immediately vest.

    There are no federal income tax consequences to the holders of the warrants or to us upon the issuance of the warrants. Upon the exercise of the warrants, the holders will recognize ordinary compensation income in an amount equal to the excess of the fair market value of our common stock at the time of exercise over the exercise price of the warrants, and the holders will be entitled to a corresponding deduction for federal income tax purposes. Upon the sale of shares acquired by exercise of any warrant, the holder generally will realize a capital gain or loss.

    We have registered the shares of our common stock underlying the warrants issued in 1999 under the Securities Act. Accordingly, upon receipt, these shares will be freely tradable except to the extent they are held by affiliates of ours, in which case they may be resold pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration, such as the one provided by Rule 144 under the Securities Act. The shares receivable upon exercise of the warrants issued in 2000 will be registered under the Securities Act.

NASDAQ STOCK MARKET RULE 4460(i)(1)(A)

    Rule 4460(i)(1)(A) of the rules of the Nasdaq Stock Market requires stockholder approval of any arrangement where stock can be acquired by officers or directors, except for warrants or rights issued generally to stockholders or broadly based plans or arrangements including other employees (E.G., ESOPs). Stockholder approval is not necessary when the number of shares issuable does not exceed the lesser of:

    (1) 1% of the number of shares of common stock;

    (2) 1% of the voting power outstanding; or

    (3) 25,000 shares.

    Because the warrants were not issued under any broad-based plan of ours and because the number of shares of our common stock issuable upon exercise of the warrants exceeds the de minimus limitations provided for in the Rule, we are seeking stockholder approval of our issuance of the warrants to certain of our executive officers.

BENEFITS TO EXECUTIVE OFFICERS IF THIS PROPOSAL NO. 2 IS APPROVED

    Each of the persons we issued the warrants to is an officer of F.Y.I. Each of these executive officers would personally benefit from stockholder approval of this proposal since each would receive the warrants described in this Proposal. At the time the warrants were issued, they were issued at fair market value. Three of these executive officers also are our Directors.

REASONS FOR OUR BOARD'S RECOMMENDATION AND FOR THIS PROPOSAL NO. 2

    During 1999 and 2000, our Board of Directors, including all of our independent Directors, approved the issuance by us of the warrants to certain of our executive officers. Certain of the warrants were issued by us in lieu of cash bonuses under employment agreements between us and the executive officers, and certain of the warrants were issued as additional compensation in lieu of cash payments and, in each case, the warrants were issued as an additional incentive to retain, reward and motivate our executive officers who are essential to our long-term growth and success. Our Board determined to have us issue the warrants in part to encourage further stock ownership in F.Y.I. and in lieu of receiving cash bonuses or other cash compensation.

    Assuming ratification and approval of Proposal No. 2 by our stockholders, if all of the warrants that are the subject of this Proposal were exercised in full as of the date hereof, 360,460 additional shares would be issued, resulting in an additional 2.4% of outstanding shares of our common stock. The proceeds from the exercise of these warrants would be used by us for general corporate and working capital purposes.

    If Proposal No. 2 is not ratified and approved by our stockholders, we would attempt to obtain the agreement of our executive officers to rescind the warrants and compensate the warrantholders for the loss of the warrants, most likely resulting in cash payments per the executive officers employment agreements. If, however, the warrants nevertheless remain issued, our common stock could be delisted by Nasdaq. If this were to occur, our common stock likely would be traded in the over-the-counter market on the OTC Electronic Bulletin Board. In such an event, the market price of our common stock would be adversely impacted and a stockholder could find it difficult to dispose, or obtain accurate quotations as to market value, of our common stock.

                OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                      "FOR" APPROVING THE ISSUANCE OF THE
                 WARRANTS TO CERTAIN OF OUR EXECUTIVE OFFICERS

VOTE REQUIRED FOR APPROVAL

    The proposal to approve the warrants requires the affirmative vote of the holders of a majority of shares of our common stock present in person or represented by Proxy at the Annual Meeting and entitled to vote on this proposal.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REAL ESTATE TRANSACTIONS

    One of our subsidiaries leases office facilities and certain equipment from Mr. Melanson. The total lease payments to Mr. Melanson were approximately $394,700 for the year ended December 31, 1999. Our subsidiary is also required to pay the taxes and insurance on the properties. We believe that the amounts paid for such properties do not exceed the fair market rental thereof.
Mr. Melanson has entered into an agreement with us to terminate these leases in 2000.

COMPANY POLICY

    It is our policy that transactions with our affiliates will be approved by a majority of the disinterested members of our Board of Directors, and will be made on terms no less favorable to us than could be obtained from unaffiliated third parties.

                            INDEPENDENT ACCOUNTANTS

    Upon the recommendation of our Audit Committee, our Board of Directors selected Arthur Andersen LLP as our independent public accountants for fiscal 2000. Arthur Andersen LLP audited our books, records and accounts for fiscal 1999, and representatives of the firm will attend our Annual Meeting, will have the opportunity to make a statement and will be available to answer questions that may be asked by our stockholders.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish us with copies of all Sections 16(a) forms they file.

    Based solely on our review of the copies of such forms received by us with respect to fiscal 1999, or written representations from certain reporting persons, to the best of our knowledge, all reports were filed on a timely basis.

                                 OTHER MATTERS

    Our Board of Directors does not know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting, but if other matters are presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their judgment.

                       STOCKHOLDER PROPOSALS FOR OUR 2001
                         ANNUAL MEETING OF STOCKHOLDERS

    Stockholder proposals to be presented at our 2001 Annual Meeting of Stockholders must be received, in writing, by our Secretary at our principal executive offices no later than November 28, 2000 in order to be included in our Proxy materials relating to that meeting.

                              REPORT ON FORM 10-K

    OUR ANNUAL REPORT ON FORM 10-K FOR OUR FISCAL YEAR ENDED DECEMBER 31, 1999, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE TO OUR STOCKHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST. EXHIBITS TO OUR FORM 10-K WILL BE FURNISHED UPON PAYMENT OF $.50 PER PAGE, WITH A MINIMUM CHARGE OF $5.00. REQUESTS FOR COPIES SHOULD BE DIRECTED TO F.Y.I. INCORPORATED, 3232 MCKINNEY AVENUE, SUITE 900, DALLAS, TEXAS 75204, ATTENTION: INVESTOR RELATIONS.

                                          By Order of our Board of Directors

                                          /s/ MARGOT T. LEBENBERG

                                          Margot T. Lebenberg
                                          SENIOR VICE PRESIDENT,
                                          GENERAL COUNSEL AND SECRETARY

Dallas, Texas
April 3, 2000

                              F.Y.I. INCORPORATED
                 ANNUAL MEETING OF STOCKHOLDERS - MAY 11, 2000

        The undersigned hereby appoints Thomas C. Walker and Ed H. Bowman, Jr., and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of our common stock (par value $.01) of F.Y.I. Incorporated which the undersigned is entitled to vote at our Annual Meeting of Stockholders to be held at the Melrose Hotel, 3015 Oak Lawn Avenue, Dallas, Texas 75219 on Thursday, May 11, 2000, commencing at 10:00 a.m. (local time), and at any adjournment thereof.

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS AND FOR THE APPROVAL OF THE WARRANTS.

               THIS PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                       PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                             F.Y.I. INCORPORATED

                                MAY 11, 2000

                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

---------------------------------------
[X]     PLEASE MARK YOUR
        VOTES AS IN THIS
        EXAMPLE.

                         FOR all              WITHHOLD
                 nominees listed at right     AUTHORITY
                   (except as marked to    for all nominees
1. Election of       contrary below)       listed at right
   Directors             [ ]                     [ ]
NOMINEES:        THOMAS C. WALKER
                 ED H. BOWMAN, JR.
                 DAVID LOWENSTEIN
                 JOE A. ROSE
                 JONATHAN B. SHAW
                 MICHAEL J. BRADLEY
                 DONALD F. MOOREHEAD, JR.
                 EDWARD M. ROWELL

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "For" box and write that nominee's name in the space provided below.)
--------------------
                          FOR       AGAINST      ABSTAIN
2. Approval of Warrants   [ ]       [ ]          [ ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before our Annual Meeting and any adjournment thereof.


PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

PLEASE CHECK HERE IF YOU PLAN TO ATTEND OUR ANNUAL MEETING [ ]

Signature __________________________ Dated: ___________________, 2000

Note: Please sign exactly as YOUR name appears above. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

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